   As filed with the Securities and Exchange Commission on August 26, 1997.

                              Registration No. 33-

                       ----------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               EVANS BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            NEW YORK                                          16-1332767
   (State or other jurisdiction of                      (I.R.S. employer
   incorporation or organization)                       identification number)

                             14-16 NORTH MAIN STREET
                             ANGOLA, NEW YORK 14006
                                  716-549-1000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                RICHARD M. CRAIG
                                    PRESIDENT
                               EVANS BANCORP, INC.
                             14-16 NORTH MAIN STREET
                             ANGOLA, NEW YORK 14006
                                  716-549-1000
            (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                             JEFFREY A. HUMAN, ESQ.
                    GROSS, SHUMAN, BRIZDLE & GILFILLAN, P.C.
                           465 MAIN STREET, SUITE 600
                             BUFFALO, NEW YORK 14203
                                  716-854-4300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X].

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
[ ]

                                          CALCULATION OF REGISTRATION FEE
                                          -------------------------------
                                                              Proposed          Proposed
         Title of each                                        maximum           maximum
           class of                         Amount            offering          aggregate        Amount of
          securities                        to be             price             offering         registration
         to be registered                   registered        per unit(1)       price(1)         fee
         ----------------                   ----------        -----------       --------         ------------
Common Stock, par value $.50 per            50,000
share. .................................    shares            $32.00            $1,600,000       $484.00
                                            ======            ======            ==========       =======

         (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e), based upon the offering price to existing security holders.

                                   PROSPECTUS
                                   ----------

                               EVANS BANCORP, INC.

                                  COMMON STOCK
                            PAR VALUE $.50 PER SHARE

                           DIVIDEND REINVESTMENT PLAN

         The Dividend Reinvestment Plan (the "Plan") of Evans Bancorp, Inc. (the "Company") provides each holder of record of the Company's Common Stock with a simple and convenient opportunity to reinvest automatically the cash dividends they receive on shares of the Company's Common Stock by purchasing additional shares of the Company's Common Stock.

         The price paid for shares of the Company's Common Stock will be calculated as described herein (see Question 14 on page 9 of this Prospectus).

         Stockholders who wish to enroll in the Plan (a "Participant") should complete an Enrollment Authorization form and forward it to American Stock Transfer and Trust Company (the "Agent"), administrator of the Plan (see Question 6 on page 7).

         This Prospectus should be retained for future reference.

         Stockholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

         A total of 50,000 shares (subject to adjustment to reflect changes in capitalization) have been registered for sale under the Plan.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND,THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

               The date of this Prospectus is August 26, 1997.

Discussion of Risk Factors is on Page 4 of Prospectus.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and executive officers, their compensation, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company, is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxies and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

         The Company has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the shares of Common Stock being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.

         Any person receiving a copy of this Prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). The Company will also promptly furnish, without charge, upon written or oral request, to any person, including any beneficial owner receiving a copy of this Prospectus, a copy of the Company's annual report to stockholders for its last fiscal year. Requests should be addressed to Shareholder Relations, Evans Bancorp, Inc., 14-16 N. Main Street, Angola, New York 14006; telephone number: (716) 549-1000.

                               EVANS BANCORP, INC.

         Evans Bancorp, Inc. (the "Company") was organized as a New York business corporation and incorporated under the laws of the State of New York on October 28, 1988 for the purpose of becoming a bank holding company. The Company is registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended, and conducts its business through its wholly-owned subsidiary, Evans National Bank (the "Bank"). The principal business of the Company, through the Bank, is commercial banking and consists of, among other things, attracting deposits from the general public and using these funds in commercial loans, commercial mortgages, business loans, residential mortgages, home equity loans, consumer loans, and investment securities.

         The Company has no material assets other than its investment in the Bank. The Company's sole business, therefore, is the ongoing business of the Bank.

         The Bank was established in 1920 as a national banking association and currently is regulated by the Comptroller of the Currency. Prior to February 1996, the Bank was known as The Evans National Bank of Angola. Its legal headquarters is located at 14-16 N. Main Street, Angola, New York 14006. The phone number is (716) 549-1000.

         The Bank is a full service commercial bank offering secured and unsecured commercial loans, consumer loans, educational loans, and mortgages. It also accepts time and demand deposits.

         The Bank's primary market area is located in southern Erie County, northern Chautauqua County and northwestern Cattaraugus County in New York State. This market area is the primary area where the Bank receives deposits and makes loans.

                                  RISK FACTORS

         The following investment considerations should be considered by prospective Participants in deciding whether to purchase the Common Stock offered hereby:

UNCERTAIN FUTURE RESULTS

         Commercial banking is affected, directly and indirectly, by local, domestic, and international economic and political conditions, and by government monetary and fiscal policies. Conditions such as inflation, recession, unemployment, volatile interest rates, tight money supply, scarce natural resources, real estate values, international conflicts and other factors beyond the control of the Company and the Bank, may adversely affect the potential profitability of the Company and the Bank. Management does not expect any one particular factor to affect the Bank's results of operations. A downward trend in several areas, however, including real estate, construction and consumer spending, could have an adverse impact on the Bank's ability to maintain or increase profitability. Therefore, there is no assurance that the Company and the Bank will be able to continue their current growth rates.

LIMITED PUBLIC MARKET FOR COMMON STOCK

         Shares of the Common Stock are not currently traded on a regulated securities exchange or the over-the-counter market. There can be no assurance that the Common Stock will trade at prices at or above the applicable price per share on each dividend payment date. An inactive or illiquid trading market may have an adverse impact on the market price of the Common Stock. Moreover, price fluctuations in the Common Stock may not necessarily be dependent upon or reflective of the performance of the Company.

COMPETITION

         The Bank faces significant competition from many other banks, savings institutions and other financial institutions which have branch offices or otherwise operate in the Bank's market area, as well as many other companies now offering a variety of financial services. Many of these competitors have substantially greater financial resources than the Bank including a larger capital base that allows them to attract customers seeking larger loans than the Bank is able to make. There is no assurance that the Bank will continue to compete successfully in its market area.

FUTURE ISSUANCES OF COMMON STOCK

         Subsequent to the commencement of the Plan, the Board of Directors of the Company will continue to have authority to issue additional shares of the Common Stock. Any future issuances may result in dilution of the value of the shares issued pursuant to the Plan.

ANTI-TAKEOVER PROVISIONS

         The Company's Certificate of Incorporation, By-Laws and the New York Business Corporation Law contain certain provisions which may make more difficult or discourage a non-negotiated merger, tender offer or a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of Common Stock and the removal of the Company's management, even if such transactions might be generally favorable to the interests of some stockholders.

FEDERAL AND STATE GOVERNMENT REGULATION

         The operations of the Company and the Bank are heavily regulated and will be affected by present and future legislation and by the policies established from time to time by various federal and state regulatory authorities. In particular, the monetary policies of the Federal Reserve Board have had a significant effect on the operating results of banks in the past and are expected to continue to do so in the future.

MANAGEMENT'S DISCRETION IN ALLOCATION OF PROCEEDS

         The net proceeds of the sale of the shares of the Common Stock pursuant to the Plan will be used for general corporate purposes to support the growth and expansion of the Company and the Bank. Management, however, has discretion in determining the actual manner in which net proceeds will be applied. The precise use, amounts and timing of the application of proceeds will depend upon, among other things, the funding requirements of the Bank, the availability of other funds, and the existence of business opportunities. See "USE OF PROCEEDS."

                    IF YOU HAVE QUESTIONS CONCERNING THE PLAN

         Please address all correspondence concerning the Plan to the American Stock Transfer and Trust Co. (the "Agent"):

By Regular Mail:

         American Stock Transfer and Trust Co.
         Dividend Reinvestment Department
         40 Wall Street, 46th Floor
         New York, New York  10005

By Hand, Courier or Registered Mail:

         American Stock Transfer and Trust Co.
         Dividend Reinvestment Department
         6201 15th Avenue
         Brooklyn, New York  11219

         Please mention Evans Bancorp, Inc. in all your correspondence and, if you are a participant in the Plan, give the number of your account. If you prefer, you may call American Stock Transfer and Trust Co. for general questions on shareholder services at 1-800-937-5449 and for dividend reinvestment plan information at 1-800-278-4353.

                                    THE PLAN

         The following is a question and answer statement of the provisions of the Plan as in effect for cash dividends paid to holders on and after August 1, 1997. Those holders of the Company's Common Stock who do not wish to participate in the Plan will receive cash dividends, as declared, in the usual manner.

PURPOSE

         1. What is the purpose of the Plan?

         The purpose of the Plan is to provide record holders of the Company's Common Stock with a simple and convenient method of investing Common Stock cash dividends in additional shares of Common Stock without payment of any brokerage commission or service charge. To the extent shares are purchased directly from the Company, and not in market transactions, the Company will receive additional funds for general corporate purposes.

PARTICIPATION OPTIONS

         2. What options are available to participants in the Plan?

         As a participant in the Plan, you may choose Full Dividend Reinvestment or Partial Dividend Reinvestment. See Question 9 for more detailed information.

ADVANTAGES

         3. What are the advantages of the Plan?

                  (a) You will not pay any brokerage commission or service charge in connection with your purchases under the Plan.

                  (b) The funds of stockholders of record will be fully invested because the Plan permits fractions of shares to be credited to the accounts of stockholders of record. Dividends on such fractions, as well as on whole shares, will be reinvested in additional shares and such shares credited to your account.

                  (c) You will avoid the need for safekeeping of stock certificates for shares credited to your account under the Plan. In addition, you may deposit certificates you currently hold in your name with the Agent for safekeeping. See Question 22.

                  (d) Regular periodic statements reflecting all year-to-date activity in your account, including purchases and withdrawals of shares and latest account balance, will simplify your recordkeeping.

ADMINISTRATION

         4. Who administers the Plan for participants?

         The Agent will administer the Plan, keep records, send statements of account to each participant, and perform other duties related to the Plan. Shares purchased for you under the Plan will be held for you in safekeeping by or through the Agent, and will be reflected on your account statement, until you terminate your participation in the Plan or request in writing that the Agent issue certificates for whole shares credited to your Plan account. The Agent also acts as transfer agent and registrar for the Company's Common Stock.

         The Company may adopt rules and regulations to facilitate the administration of the Plan.

PARTICIPATION

         5. Who is eligible to participate?

         If you are a stockholder of record of shares of Common Stock, you are eligible to participate. There is no requirement to hold a minimum number of shares of Common Stock.

         A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) must either become a stockholder of record by having such shares transferred into his or her own name or make arrangements with his or her broker or bank to participate on his or her behalf. A broker or nominee may participate in the Plan on behalf of beneficial owners by signing and returning the Enrollment Authorization Form.

         The opportunity of a holder of Common Stock to participate in the Plan is not transferable apart from a transfer of his or her Common Stock to another person.

         You will not be eligible to participate in the Plan if you reside in a jurisdiction in which the Company has been advised by counsel that it may be unlawful for the Company to offer or sell to you Common Stock issued pursuant to the Plan.

         6. How does an eligible stockholder participate?

         As a stockholder of record of the Company's Common Stock, you may join the Plan by obtaining and completing an Enrollment Authorization Form and returning it to the Agent. If the shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign.

         You may obtain an Enrollment Authorization Form by contacting the Agent.

         7. Is partial participation available under the Plan?

         Yes. If you are a stockholder of record and you want to reinvest the dividends on less than all of your shares, you must sign an Enrollment Authorization Form and indicate the number of such shares under "Partial Dividend Reinvestment."

         8. When may an eligible stockholder join the Plan?

         As an eligible stockholder, you may join the Plan at any time. A participant remains in the Plan until he withdraws all shares of Common Stock credited to his Plan account and either (i) elects to discontinue the reinvestment of dividends or (ii) sells or otherwise disposes of all the shares of Common Stock held in his own name.

         If a signed Enrollment Authorization Form is received by the Agent on or prior to the record date for the next dividend payment, reinvestment of your dividends will begin with the next dividend payment. If the Enrollment Authorization Form is received after the record date, reinvestment of your dividends will begin with the second succeeding dividend payment. Dividend payment dates for the Common Stock ordinarily will be in April and October and corresponding record dates usually will precede dividend payment dates by about three to four weeks.

         Stockholders are cautioned that the Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon the Company's earnings, financial requirements and other factors.

         9. What does the Enrollment Authorization Form provide?

         The Enrollment Authorization Form provides for the purchase of additional shares of the Company's Common Stock through the following investment options:

                  (A) FULL DIVIDEND REINVESTMENT directs the Company to invest in accordance with the Plan all of your cash dividends on all of the shares of Common Stock currently or subsequently registered in your name, as well as on the shares credited to your Plan account.

                  (B) PARTIAL DIVIDEND REINVESTMENT directs the Company to invest in accordance with the Plan the cash dividends on the number of shares (not more than the total registered in your name) of Common Stock indicated in the appropriate space on the Enrollment Authorization Form, as well as on the shares credited to your Plan account.

         10. How may a participant change options under the Plan?

         As a participant, you may change your investment option at any time by requesting a new Enrollment Authorization Form and returning it to the Agent.

         11. Are stockholders enrolled in the Plan required to send in a new Enrollment Authorization Form annually?

         No. Once enrolled in the Plan you will continue to be enrolled without further action on your part, unless you give notice to the Agent in writing that you wish to terminate participation in the Plan.

PURCHASES

         12. How will shares of Common Stock be purchased under the Plan?

         The Company may, at its sole discretion, direct either the purchase of newly issued shares from the Company or the purchase of shares in transactions on any securities exchange where such shares are traded, in the over-the-counter market or by negotiated transactions ("market transactions"). Market transactions may be on such terms as the Agent may determine. Market transactions will provide no new funds for the Company.

         13. When will shares of Common Stock be purchased under the Plan?

         Purchases from the Company of newly issued shares of Common Stock will be made on the relevant Investment Date (as defined in the next paragraph). Purchases through market transactions may occur on any date or dates commencing with the relevant Investment Date and ending no later than 30 days from the relevant Investment Date except where completion at a later date is necessary or advisable, in the opinion of the Company, under any applicable federal securities laws (the "purchase period"). Shares purchased in market transactions will be allocated and credited to participants' accounts as of the date purchases have been completed for the purchase period by the Agent. For the purpose of making purchases, the Agent will commingle each participant's funds with those of all other participants.

         An "Investment Date" is the dividend payment date. The Company's decision whether to issue new shares of Common Stock or to direct the Agent to purchase shares in market transactions will be made no later than the relevant Investment Date.

         14. What will be the price of shares of Common Stock purchased under the Plan?

         In the case of shares purchased from the Company, the purchase price shall be:

                  a. if the shares of the Common Stock are listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the shares, the average of the closing or last prices of the shares on the Composite Tape or other comparable reporting system for the 10 consecutive trading days immediately preceding the Investment Date, rounded to three decimal places.

                 b. if the shares of the Common Stock are traded on the over-the-counter market, but sales prices are not regularly reported for the shares for the 10 days referred to in (a) above, and if bid and asked prices for the shares are regularly reported, the average of the mean between the bid and the asked price for the shares at the close of trading in the over-the-counter market for such 10 days; and

                  c. if the shares of the Common Stock are neither listed on a national securities exchange nor traded on the over-the-counter market, such value as the Board of Directors of the Company, in good faith, shall determine on the Investment Date.

         In the case of market transactions, the price will be the weighted average purchase price of all shares purchased for the relevant Investment Date.

         15. How many shares will be purchased for participants?

         The number of shares purchased for you depends on the amount of your dividends and the purchase price per share. Your account will be credited with that number of shares, including, in the case of stockholders of record, fractions of shares, equal to the total amount to be invested divided by the applicable purchase price per share. Fractional shares will be calculated to three decimal places.

COSTS

         16. What are the costs to a participant in the Plan?

         A participant will incur no brokerage commissions or service charges for purchases made under the Plan. See Questions 17 and 18 below for additional, tax-related information. All costs of administration of the Plan and brokerage commissions or service charges incurred in connection with the purchase of shares will be paid by the Company. The Company reserves the right to establish service charges in connection with the Plan in the future; you will be notified prior to any such charges becoming effective. See Question 26 below for costs which will be incurred if you request that the Agent sell shares for you in the future.

FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

         17. What are the Federal income tax consequences of participation in the Plan?

         Based on the current position of the Internal Revenue Service, when stock is acquired directly from the Company, the holder who reinvests dividends under the Plan will be treated as receiving a taxable dividend on the Investment Date in an amount equal to the fair market value of the shares of Common Stock purchased for the participant's account (rather than the amount of cash dividend otherwise payable to the participant). "Fair market value" is defined for this purpose as the purchase price as described in Question 14. A participant's tax basis for shares purchased from the Company will be equal to the amount of dividend income recognized for Federal income tax purposes. The participant's holding period for the shares will commence on the day after the Investment Date.

         Although the Internal Revenue Service has not ruled on the tax aspects of a plan pursuant to which a company elects to purchase shares in market transactions, it is the Company's view that a participant's tax basis for shares purchased in market transactions will be equal to the weighted average purchase price of all shares purchased for the relevant Investment Date (See Question
15). In addition, a participant will also realize a taxable dividend to the extent of an allocated portion of brokerage commissions paid by the Company with respect to shares credited to the participant's account.

         Other Rules and Reports: Under current tax law, the amount of any dividend realized by a taxable corporate participant will be eligible for the 70% dividend received deduction available to corporations subject to certain holding period requirements (normally 46 days).

         A participant will not realize taxable income on the receipt of a certificate for whole shares of Common Stock credited to his or her Plan account, either upon withdrawal of those shares from such account or upon termination of the Plan. Taxable gain or loss may be realized, however, when shares are sold or otherwise disposed of or when a cash payment is received from the Company for a fractional share withdrawn from a participant's account. Generally, any such gain or loss will be measured by the difference between the amount realized on the disposition and the tax basis of the disposed shares.

         The Agent will report to participants and to the Internal Revenue Service information sufficient to apprise them of the amount that would constitute dividend income.

         The aforementioned positions of the Internal Revenue Service have not been tested in the courts and thus the rules stated above have not been established by judicial decision. The rules stated above are also subject to change. All Plan participants should consult their own tax advisors to determine the particular tax consequences of their participation in the Plan.

         18. How are income tax withholding provisions applied to stockholders who participate in the Plan?

         If you fail to provide your taxpayer identification number (or certification of exemption for withholding for nonresident aliens) to the Agent in the manner required by law, dividends on the Company's Common Stock or proceeds from the sale of shares held for your account are subject to Federal income tax withholding at the rate of 31%. In addition, you may be required to certify that you are not subject to withholding on interest and dividend payments as a result of failure to report all interest and dividend income on prior tax returns, and, absent such certification, you may be subject to withholding of 31% of your dividends. Also, the Internal Revenue Service may notify us to begin withholding if you have furnished an incorrect taxpayer identification number or you have failed to report all interest or dividend income on prior tax returns. In such cases, the appropriate amount of tax will be withheld and the balance in shares will be credited to your account. Certain stockholders (including corporations and, in many cases, foreign stockholders) are, however, exempt from the above withholding requirements.

         If you are a nonresident alien stockholder whose dividends are subject to United States income tax withholding at the 30% rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be credited to your account in shares.

         These rules are subject to change. All Plan participants should consult their own tax advisors to determine the current effect of these rules on their participation in the Plan.

REPORTS TO PARTICIPANTS

         19.  What kind of reports will be sent to participants in the Plan?

         As soon as practical after each purchase of Common Stock under the Plan for your account, a statement of account will be mailed to you by the Agent. These statements are your record of current activity plus the cost of your purchases and should be retained for tax purposes. In addition, you will receive copies of other communications sent to holders of the Company's Common Stock, including the Company's Annual Report, the Notice of Annual Meeting, Proxy Statement and the information you will need for reporting your dividend income for Federal income tax purposes.

DIVIDENDS

         20. Will participants be credited with dividends on shares held in their accounts under the Plan?

         Yes. Dividends on all shares of Common Stock, including fractional shares, credited to your account under the Plan, will be reinvested automatically in additional shares of Common Stock.

CERTIFICATES FOR SHARES

         21. Will certificates be issued for shares purchased?

         No. Shares purchased through the Plan will be credited to your account under your name, but they will not be registered in your name. Certificates will not be issued to you for shares credited to your account unless you request the Agent in writing to do so or unless your account is terminated. Shares of Common Stock purchased under the Plan and held by the Agent will be registered in the name of the Agent's nominee and credited to your account. The number of shares credited to your account under the Plan will be shown on the periodic statement of your account. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

         At any time, you may request in writing that the Agent send you a certificate for all or part of the whole shares credited to your account. Any remaining whole shares and fractional shares will continue to be credited to your account. Certificates for fractional shares will not be issued under any circumstances.

         22. May I deposit with the Agent stock certificates for those shares for which cash dividends are being reinvested under the Plan?

         You may deposit with the Agent for safekeeping any certificates for shares of the Company's Common Stock for which dividends are being reinvested under this Plan. There is no charge for this custodial service and, by making the deposit, you will be relieved of the responsibility for loss, theft or destruction of the certificate. Because you bear the risk of loss in sending certificates to the Agent, it is recommended that certificates be sent to the Agent by registered mail, return receipt requested and properly insured. Certificates should not be endorsed. Whenever certificates are issued to you either upon request or upon termination of participation, new, differently numbered certificates will be issued. Dividends will be reinvested on all shares represented by the certificates deposited with the Agent.

         23. In whose name will certificates be registered when issued to participants?

         Accounts under the Plan are maintained in the name in which your shares are registered at the time you enter the Plan. Consequently, certificates for whole shares purchased under the Plan will be similarly registered when issued to you upon your request. Should you want these shares registered and issued in a different name, you must so indicate in a written request. This would constitute re-registration, and you would be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

         24. May shares in a Plan account be pledged?

         Generally, shares credited to your account under the Plan may not be pledged or assigned. If you want to pledge or assign such shares, you should contact the Agent.

         25. What happens when a participant sells or transfers shares registered in the participant's name?

         If you dispose of shares of Common Stock registered in your name (those for which you hold certificates), the dividends on the shares credited to your account under the Plan will continue to be reinvested until you notify the Agent that you wish to terminate your participation in the Plan.

         If you are reinvesting the cash dividends on all of the shares registered in your name (i.e., if you have elected the Full Dividend Reinvestment option described in Question 9) and you dispose of a portion of such shares, the Company will continue to reinvest the dividends on the remainder of the shares registered in your name.

         If you are reinvesting the cash dividends on less than all shares registered in your name (i.e., if you have elected the Partial Dividend Reinvestment option described in Question 9) and you dispose of a portion of such shares, the Company will continue to reinvest the dividends on the remainder of the shares up to the number of shares last indicated on the Enrollment Authorization Form.

         For example, if you authorize the Company to reinvest the cash dividends on 50 shares of a total of 100 shares registered in your name, and then you dispose of 25 shares, the Company would continue to reinvest the cash dividends on 50 of the remaining 75 shares. If instead, you dispose of 75 shares, the Company would continue to reinvest the cash dividends on all of the remaining 25 shares; if you later acquire an additional 100 shares registered in your name, dividends would again be reinvested on a total of 50 shares registered in your name.

         26. May a Participant direct the Agent to sell his shares deposited with the Agent under the Plan?

         Yes. You may authorize the Agent to sell all or part of your shares deposited with the Agent. The Agent will charge a service charge of $10.00 for this service and you will also pay any applicable brokerage commissions. Please contact the Agent for further information.

TERMINATION OF PARTICIPATION IN THE PLAN.

         27. How does a participant terminate participation in the Plan?

         To do so, you must direct the Agent in writing to discontinue the reinvestment of dividends on both Common Stock held of record by you and Common Stock held in your Plan account; you must also withdraw the shares of Common Stock credited to your Plan account (see Question 29).

         28. When may a participant terminate participation in the Plan?

         You may terminate your participation in the Plan at any time. If the notice to discontinue reinvestment is received by the Agent at least 5 business days before an Investment Date, the next dividend will be paid to you in cash. If the notice to discontinue reinvestment is received by the Agent less than 5 business days before an Investment Date, the next dividend will be reinvested for your account. Thereafter, all dividends on Common Stock held of record by you will be paid to you in cash unless you re-enroll in the dividend reinvestment feature of the Plan, which you may do at any time.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

         29. How does a participant withdraw shares purchased under the Plan?

         You may withdraw all or a portion of the shares of Common Stock credited to your Plan account by notifying the Agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be issued. In no case will certificates for fractional shares be issued.

         30. Will dividends on shares withdrawn from the Plan continue to be reinvested?

         If you have authorized Full Dividend Reinvestment, cash dividends with respect to shares withdrawn from your account will continue to be reinvested. If, however, you have authorized cash dividends with respect to only part of the shares registered in your name to be reinvested, the Agent will continue to reinvest dividends on only the number of shares specified by you on the Enrollment Authorization Form unless a new Enrollment Authorization Form specifying a different number of shares is delivered to the Agent.

         31. What happens to any fraction of a share when a participant terminates participation and withdraws all shares from his Plan account?

         Any fractional share will be converted to its cash equivalent value and a check therefor, together with the certificates for whole shares, will be mailed directly to you. The cash payment will be based on the price at which the shares were sold, less the applicable brokerage commission.

OTHER INFORMATION

         32. What happens if the Company declares a stock dividend or a stock split?

         Any shares of Common Stock distributed by the Company pursuant to a stock dividend or a stock split with respect to shares credited to your account under the Plan will be added to your account.

         Shares of Common Stock distributed pursuant to a stock dividend or a stock split with respect to shares registered in your name will be mailed directly to you in the same manner as to stockholders who are not participating in the Plan.

         33. How will a participant's shares held by the Agent be voted at stockholders' meetings?

         Shares held by the Agent for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all shares registered in your own name and all shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.

         As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of the shares credited to your account under the Plan will be voted in accordance with the recommendations of the Company's management. If the proxy card is not returned or is returned unsigned, your shares would be voted only if you or a duly appointed representative vote in person at the meeting.

         34. What is the responsibility of the Company and the Agent under the Plan?

         The Company and the Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, the prices at which shares are purchased or sold for the participant's account, the time when purchases or sales are made or fluctuations in the market value of the Company's Common Stock.

PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE AGENT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES PURCHASED BY THEM UNDER THE PLAN.

         35. May the Plan be changed or discontinued?

         While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend, terminate or modify the Plan at any time, including the period between a record date and a dividend payment date. The Company and the Agent also reserve the right to terminate any participant's participation at any time. You will be notified of any suspension, termination or modification. Upon a termination of the Plan, any uninvested voluntary cash payments will be returned, a certificate for whole shares credited to your account under the Plan will be issued, and a cash payment (based on the prevailing market price, less applicable brokerage commission) will be made for any fraction of a share credited to your account.

         In the event the Company, or any successor, hereafter terminates the Plan and establishes another dividend reinvestment plan, each participant in the Plan will be enrolled automatically in such other dividend reinvestment plan and shares credited to the participant's account under the Plan will be credited automatically to such other dividend reinvestment plan, unless notice is received to the contrary.

         36. If the Plan is suspended does participation in the Plan continue?

         Unless notified otherwise, during a suspension of the Plan, a participant will continue to be regarded as a participant in the Plan, and shares of Common Stock in a participant's Plan account will continue to be held at or through the Agent.

         37. Can participation be terminated if the Plan is suspended?

         Participation in the Plan may be terminated by you at any time in the manner described in Question 27.

         38. If the Plan is resumed after suspension, will a participant automatically participate in the Plan?

         Unless a participant terminates participation in the Plan or a changed Enrollment Authorization Form is received by the Agent, the instructions previously given on the participant's Enrollment Authorization Form will be followed subject to the terms of the Plan in effect after the suspension ends.

                                 USE OF PROCEEDS

         The Company has no basis for estimating precisely either the number of shares of Common Stock that may be sold under the Plan or the prices at which such shares may be sold. The Company intends to use the proceeds of newly issued shares sold pursuant to the Plan for general corporate purposes, including investments in and extensions of credit to the Bank. The precise amounts and timing of such uses will depend upon, among other factors, the funding requirements of the Company and the Bank, the availability of proceeds of shares sold pursuant to the Plan, and the availability of other funds to the Company and its subsidiaries. Pending such applications, the proceeds will be temporarily invested or applied to the reduction of short-term indebtedness.

                                  LEGAL OPINION

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Gross, Shuman, Brizdle & Gilfillan, P.C.

                                     EXPERTS

         The consolidated financial statements of the Company incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company's By-Laws provide for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by the Company against all judgments, fines and settlement amounts and expenses incurred in connection with the defense of any action or proceeding, or threatened action, whether criminal or civil by reason of the fact he, his testator or intestate is or was a director or officer of the corporation. The directors and officers of the Company are also covered by an insurance policy of the Company indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's annual report on SEC Form 10-K for the fiscal year ended December 31, 1996 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, previously filed by the Company with the Commission, pursuant to the 1934 Act, are hereby incorporated by reference into this Prospectus.

         All documents filed by the Company with the Commission pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock under the Plan, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document, which is also deemed to be incorporated by reference, modifies or replaces such statement.

TABLE OF CONTENTS

Available Information..................... 2
Evans Bancorp, Inc. .......................3
Risk Factors...............................4
If You Have Questions Concerning the
Plan.......................................5
The Plan...................................6
Use of Proceeds...........................14
Legal Opinion.............................14
Experts...................................15
Indemnification of Directors
  and Officers............................15
Incorporation of Certain Documents by
Reference.................................15

NO PERSON IS AUTHORIZED BY EVANS BANCORP, INC. TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE - NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE THROUGH ITS USE SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EVANS BANCORP, INC. SINCE THE DATE HEREOF.


             EVANS BANCORP, INC.

         DIVIDEND REINVESTMENT PLAN


       ------------------------------

                 PROSPECTUS

       ------------------------------






            DATED AUGUST 26, 1997

                  PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  Securities and Exchange Commission Registration Fee.......................$       484.00
                  Printing Expense..........................................................      2,500.00*
                  Postage and Mailing Expense...............................................      1,000.00*
                  Legal Fees................................................................      3,500.00*
                  Miscellaneous.............................................................      1,016.00*

                           Total............................................................      8,500.00*
                                                                                             =============

*Estimated
 No portion of the expenses listed above will be borne by the stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-Laws provide for indemnification of directors and officers. The provision provides that any person shall be indemnified and reimbursed by the Company against all judgments, fines and settlement amounts and expenses incurred in connection with the defense of any action or proceeding, or threatened action, whether criminal or civil by reason of the fact he, his testator or intestate is or was a director or officer of the corporation. The directors and officers of the Company are also covered by an insurance policy of the Company indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

         This Registration Statement includes the following  Exhibits:

         Exhibit
         Number                           Description of Exhibits
         ------                           -----------------------
         4.1      Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on
                  Form 10-K dated March 28, 1996)

         4.2      Amendment to Certificate of Incorporation of the Registrant  (incorporated by reference to Exhibit 3.3 on Form 10-Q dated May 13, 1997)

         4.3 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K dated March 28, 1996)

         5        Opinion of Counsel for the Registrant (including Consent of Counsel for Registrant)
                  (filed herewith)

         23       Consent of Deloitte & Touche LLP (filed herewith)


                                      II-1

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be denied to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 18.  SIGNATURES.

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Angola, State of New York, on the 26th day of August, 1997.

                                              EVANS BANCORP, INC.

                                              /s/ Richard M. Craig

                                              By:  Richard M. Craig
                                                   President and Chief Financial
                                                   Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 19, 1997.


Signature                                                     Title                                    Date
---------                                                     -----                                    ----
/s/ Richard M. Craig                                 President                                   August 26, 1997
---------------------------------                    (Chief Executive Officer),
Richard M. Craig                                     Principal Accounting Officer
                                                     and Director


/s/ James Tilley                                     Assistant Secretary                         August 26, 1997
---------------------------------
James Tilley


/s/ William R. Glass                                 Treasurer                                   August 26, 1997
---------------------------------
William R. Glass

/s/ Robert W. Allen                                  Director                                    August 26, 1997
---------------------------------
Robert W. Allen


/s/ William F. Barrett                               Director                                    August 26, 1997
---------------------------------
William F. Barrett

/s/ Phillip Brothman                                 Director                                    August 26, 1997
---------------------------------
Phillip Brothman

/s/ LaVerne G. Hall                                  Director                                    August 26, 1997
---------------------------------
LaVerne G. Hall


/s/ David C. Koch                                    Director                                    August 26, 1997
---------------------------------
David C. Koch

/s/ Richard C. Stevenson                             Director                                    August 26, 1997
---------------------------------
Richard C. Stevenson

/s/ David M. Taylor                                  Director                                    August 26, 1997
---------------------------------
David M. Taylor

/s/ Carl F. Ulmer                                    Director                                    August 26, 1997
-----------------------------
Carl F. Ulmer

                                      II-3